Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127041 on Form S-8 of our report dated June 23, 2006 appearing in this Annual Report on Form 11-K of Computer Network Technology Corporation 401(k) Salary Savings Plan for the year ended December 31, 2005.

/s/Clifton Gunderson LLP

Milwaukee, Wisconsin

June 29, 2006